EXHIBIT 23.4

[LETTERHEAD OF W.D. VON GONTEN & CO.]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chaparral Energy, Inc. (the “Registration Statement”) of our summary report dated January 15, 2008, included as Exhibit 99.2 to the Annual Report on Form 10-K of Edge Petroleum Corporation (“Edge”), and of the data extracted from such report appearing in “Items 1 and 2. Business and Properties” under the caption “Oil and Natural Gas Reserves” and in “Note 22. Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited)” of Edge’s Consolidated Financial Statements for the year ended December 31, 2007, each contained in such Annual Report on Form 10-K. We hereby consent to (1) all references to such report and/or this firm in such Annual Report on Form 10-K, (2) all references to such report and/or to this firm in the Registration Statement and (3) our being named as an expert in the Registration Statement.

W.D. VON GONTEN & CO.

By:	/s/ W. D. Von Gonten, Jr.
William D. Von Gonten, Jr. President

Houston, Texas

August 15, 2008